                                                                   EXHIBIT 10.46

               EXCLUSIVE INSTALLATION AND MAINTENANCE AGREEMENT

This Exclusive Installation and Maintenance Agreement, effective March 30, 1998 (the "Agreement"), is made by and between DATATEC SYSTEMS, INC. (hereinafter "Datatec"), a New Jersey corporation whose principal office is located at 20C Commerce Blvd., Totowa, NJ 07512, and NTN COMMUNICATIONS, INC., a Delaware corporation (hereinafter "NTN"), whose principal office is located at The Campus, 5966 La Place Court, Carlsbad, CA 92008.

                                   RECITALS
NTN produces and broadcasts interactive entertainment programming to bars, restaurants, hotels and other hospitality locations throughout the United States (each a "Site" and collectively the "Sites") utilizing personal computers, broadcast (one-way) satellite communications equipment, hand-held wireless keyboard transmitters operating on the 49 megahertz frequency (the "49 Mg Playmakers") and the 900 megahertz frequency (the "900 Mg Playmakers") and radio frequency antennas and charging trays for the 45 Mg Playmakers and the 900 Mg Playmakers (collectively, the "Equipment").

     NTN has heretofore utilized numerous independent contractors to install and maintain the 49 Mg Playmakers throughout the United States and desires to contract with a single national service provider for the purpose of installing and maintaining the Equipment.

     Datatec has expertise in the installation and maintenance of computing and telecommunications equipment located throughout the United States.

     The parties hereto intend that Datatec shall become the exclusive national service provider to NTN for the purpose of installing and maintaining the Equipment at any and all Sites now existing or hereafter created utilizing the Equipment during the term of this Agreement.

     NOW, THEREFORE, in consideration of the within terms and conditions, the parties hereto agree as follows:

1.   APPOINTMENT  NTN hereby appoints Datatec as its exclusive provider of
     -----------
installation and maintenance services for its Equipment located at Sites within the United States for the term of this Agreement, and Datatec hereby accepts such appointment. The specific services to be provided by Datatec hereunder (the "Services") and the fees therefor are more particularly set forth in the Work Assignment Schedule annexed hereto and made a part hereof (the "Schedule").

2.   TERM AND TERMINATION
     --------------------

          (a) This Agreement shall become effective as of the date first written above and shall remain in effect for a period of three (3) year(s) unless it is earlier terminated in the manner provided below, or unless renewed or otherwise extended by mutual written agreement signed by both parties. Notwithstanding anything herein to the contrary, Datatec shall not be obligated to commence the performance of its Services hereunder prior to April 20, 1998.

          (b) During the initial three-year term of this Agreement NTN, but not Datatec, shall have the right to cancel this Agreement upon thirty (30) days prior written notice stating its intention to terminate this Agreement and specifying the date upon which the termination will be effective. In such event, NTN shall, in addition to any other amounts owed to Datatec for services rendered under this Agreement, pay Datatec an early termination fee equal to the product of (i) two (2) multiplied by (ii) the monthly support services fee (number of Sites receiving Services x $27.88 [as increased annually in accordance with the Schedule]) billed for the month prior to the effective date of early termination.

     (c) After the initial three year term, this Agreement may be terminated by either party upon not less than thirty (30) days prior written notice to the other, stating the intention to terminate the Agreement and specifying the date upon which termination shall be effective; provided, however, that termination of this Agreement (i) shall not become effective until the completion of Services being performed by Datatec on the day prior to the effective date of termination, unless otherwise agreed upon in writing and (ii) shall not affect NTN's obligation to make payment to Datatec for work completed by Datatec prior to termination, which obligation shall survive termination of this Agreement. In addition, the obligations of the parties set forth in Sections 3, 6, 7, 9, 10, 11, 13 and 14 hereof shall survive any termination or expiration of this Agreement.

3.             PAYMENT AND TAXES
               -----------------

     (a) In consideration of the performance of the Services hereunder, NTN shall pay to Datatec fees, charges and expenses as set forth in the Schedule. Installation-De-installation Services as set forth on the Schedule, shall be invoiced upon completion of such Services and be on net/30 terms. Maintenance Services as set forth on the Schedule shall be invoiced as follows: Not later than the fifteenth day of each month during the term of this Agreement, NTN shall advise Datatec in writing as to the number of Sites to be maintained by Datatec during the next succeeding month, which number shall be based on the number of Sites operating at the time such advice is sent to Datatec. Datatec shall invoice NTN in advance based on the said number of Sites and the applicable maintenance charges set forth in the Schedule, and such invoiced amounts shall be on net/30 terms from the date of said invoice, which invoice shall be dated not earlier than the 30/th/ day of the month next preceding the month for which services are being billed. All amounts due hereunder shall be payable in full by NTN in United States currency without set-off or deduction for any reason. Interest on late payments will be assessed at the rate of one (1%) percent per month, or the maximum permitted by law, whichever is less. In addition to such amounts, NTN agrees to pay or reimburse Datatec for all applicable taxes not based on Datatec's net income or net worth, including but not limited to sales, use, privilege and property taxes, or any amounts levied in lieu thereof, based on any fees or charges payable on Services provided hereunder or otherwise arising out of or in connection with this Agreement, whether such taxes are now or hereafter imposed by any federal, state, local or other taxing authority.

     (b) Notwithstanding anything in this Agreement to the contrary, in the event that as a result of a change in the technology and/or method of distribution employed by NTN in connection with the Equipment and/or Sites that increases or decreases the cost to Datatec of performing the Services, the parties shall negotiate in good faith an adjustment to the fees set forth in the Schedule. If the parties are unable to agree on an adjustment within thirty
(30) days after either party has requested same, then, notwithstanding anything in this Agreement to the contrary, either party may terminate this Agreement on thirty (30) days notice to the other; provided, however, that in the event of such termination within eighteen (18) months of the date hereof, NTN shall be obligated to pay Datatec the early termination payment provided in Section 2(b) hereof, and in the event of such termination thereafter during the initial term of this Agreement, NTN shall be obligated to pay Datatec one-half (1/2) of the said early termination payment.

     (c) Upon acceptance of the Agreement, NTN shall pay Datatec, as an advance payment (the "Advance Payment") for Services to be performed by Datatec hereunder, the sum of $150,000.00. Datatec shall apply the Advance Payment to amounts billed by Datatec to NTN from and after November 1, 1998, or, in the event that prior to such date NTN is more than 45 days delinquent in the payment of any amounts due to Datatec under this Agreement, Datatec shall have the right, but not the obligation to apply the Advance Payment, or the applicable portion thereof, to said overdue amount. Datatec shall credit to NTN interest on the unused portion of the Advance Payment at the rate of six (6%) percent per annum, computed as if the year consisted of 360 days, until the Advance Payment is applied in accordance with this Agreement. Said interest shall also be applied, in the manner provided above, against amounts billed by Datatec to NTN.

4.   FACILITIES; APPROVALS, ETC.
     ---------------------------

NTN agrees to use its best efforts to obtain and/or make available to Datatec, without charge, all facilities, services, consents and approvals reasonably required by Datatec for the performance of Services pursuant to the Agreement, including, but not limited to, obtaining all necessary consents and approvals (i.e., the consents of landlords and other third parties having an interest in the installation Site), and providing Datatec with access to the Sites during reasonable hours, suitable workspace and such technical materials, data and other information determined by Datatec to be necessary for the performance of such Services as set forth in the Schedule. Without limiting the foregoing, NTN shall be responsible for (1) performing a Site survey at each Site at which Datatec is to perform installation Services which will identify suitable locations for installing the Equipment at the Site; (ii) delivering each Site survey to Datatec at least five (5) business days prior to the date Datatec is scheduled to install the Equipment at the Site; and (iii) delivering to the Site, the Equipment to be installed at such Site.

5.   PERSONNEL
     ---------

Datatec shall have the sole right to determine which of its employees, independent contractors or other personnel shall be assigned to perform Services under this Agreement, and to reassign and replace such employees, independent contractors and other personnel. Datatec shall be solely responsible for payment of all compensation payable to Datatec personnel in connection with the performance of the Services hereunder, including payment of employment-related taxes and worker's compensation insurance, if applicable. Datatec shall have the right to subcontract all or any portion of its rights, duties, obligations or responsibilities hereunder upon notice to NTN; provided that Datatec shall remain primarily liable for the performance of its obligations hereunder.

6.   NON-SOLICITATION
     ----------------

NTN hereby covenants and agrees that during the term of this Agreement, and for a period of one (1) year thereafter, it shall not (and shall use its best efforts to ensure that its subsidiaries and affiliates do not) directly or indirectly solicit, hire or otherwise retain or engage, whether as an employee, independent contractor or otherwise, any employee or other personnel of Datatec or former employee who performed any Services during the term of this Agreement, excluding, however, former employees whose employment with Datatec has been terminated for three (3) months or more.

7.   INDEPENDENT CONTRACTOR
     ----------------------

It is understood and agreed that this Agreement does not create any relationship of association, partnership or joint venture between the parties, nor does it create any implied licenses, nor constitute either party as the agent or legal representative of the other for any purpose whatsoever; and the relationship of Datatec to NTN for all purposes, including but not limited to, federal and state tax purposes, shall be one of independent contractor. Neither party shall have any right or authority to create any obligation or responsibility, express or implied, on behalf or in the name of the other, or to bind the other in any manner whatsoever.

8.   INSURANCE
     ---------

 (a) During the term of this Agreement, Datatec shall maintain, at its sole expense:

          (i) a comprehensive general liability policy, including coverage for broad form property damage, personal injury, contractual liability and completed operations with minimum limits of One Million Dollars ($1,000,000.00) per occurrence. Two Million Dollars ($2,000,000.00) in the aggregate, to cover claims arising or resulting from the negligence, acts or omissions of Datatec, its officers, employees and agents in connection with this Agreement;

          (ii) a commercial automobile liability policy covering owned, hired and non-owned vehicles with minimum combined single limits of One Million Dollars ($1,000,000.00) per accident; and

          (iii) policies providing workers' compensation insurance as required by law.

     Datatec shall add NTN as an additional insured under its general liability and automobiles liability policies, and shall, within five (5) days hereof, provide to NTN a certificate or certificates from Datatec's insurers evidencing the above coverages.

     9.        CONFIDENTIALITY
               ---------------

          In the performance of otherwise in connection with this Agreement, a party may disclose to the other certain information that (i) is marked or identified in writing as confidential or proprietary information of such party prior to, upon or promptly after receipt by the receiving party (the "Confidential Information"). The party receiving Confidential Information shall hold the Confidential Information in confidence and will use such Confidential Information only for the purposes of fulfilling its obligations under this Agreement. Nothing in this Agreement will be interpreted to confer upon a party any implied or express license to use the Confidential Information for any other purpose. A party shall not use the Confidential Information of the other party for any other purpose without the express written permission of such other party. A party shall not disclose, provide, disseminate or otherwise make available any Confidential Information of the other party, or any part thereof in any form whatsoever to any third party without the express written permission of such other party. Notwithstanding anything in this Section 9 to the contrary, Confidential Information shall not include (i) information which is in the public domain or in possession of the receiving party without restriction at the time of receipt under this Agreement; (ii) is used or disclosed with the prior written approval of the other party; (iii) is independently developed by the receiving party; (iv) is or becomes known from a source other than the disclosing party without breach of this Agreement by the receiving party; or (v) is ordered to be released by a court of competent jurisdiction or appropriate regulatory authority, but in such case the party subject to such order agrees promptly to notify the other party to enable the other party to assert a confidential or protected status for the information.

     10.       INDEMNIFICATION AND LIMITATION OF LIABILITY
               -------------------------------------------

          (a) Each party shall defend, indemnify and hold the other harmless from and against all claims, actions, suits, proceedings, damages, losses, and expenses (including, but not limited to, reasonable attorney's fees and costs) to the extent that any such claim, action, suit, proceeding, damage, loss or expense is the result of any act or omission of the indemnifying party or of any of its employees, agents, servants, independent contractors, subcontractors or other personnel provided that the party seeking indemnification notifies the indemnifying party promptly in writing thereof and gives the indemnifying party exclusive authority to defend or settle any such matter and complete information required for the defense of same.

     (b) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED BY SECTION 12 HEREOF, NOTWITHSTANDING ANY OTHER TERM OR PROVISION IN THIS AGREEMENT TO THE CONTRARY, DATATEC'S LIABILITY UNDER THIS AGREEMENT FOR ANY

CAUSE WHATSOEVER, AND REGARDLESS OF THE FORM OF ACTION (WHETHER IN CONTRACT, IN TORT, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY (INCLUDING NEGLIGENCE, OR OTHERWISE) WILL BE LIMITED TO GENERAL MONEY DAMAGES (AND NO OTHER RELIEF) IN AN AMOUNT NOT TO EXCEED THE AGGREGATE FEES PAID BY NTN HEREUNDER. UNDER NO CIRCUMSTANCES WILL DATATEC BE LIABLE FOR ANY LOSS OF PROFITS, LOST DATA, COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES, ANY CLAIM OR DEMAND AGAINST NTN BY ANY OTHER PARTY, OR SPECIAL, CONSEQUENTIAL OR INDIRECT DAMAGES OF ANY KIND WHATSOEVER.

(c) Neither party hereto shall be liable for failure or delay in performing any of its obligations hereunder if such failure or delay is occasioned by compliance with any governmental regulation, request or order, or by circumstances beyond the reasonable control of the party, including, but not limited to, Acts of God, war, insurrection, fire and/or flood, accident, labor strikes, work stoppage or slowdown, or inability to obtain raw materials, supplies, power or equipment necessary to enable such party to perform its obligations hereunder. Each party shall (i) promptly notify the other in writing of any such event of force majeure, the expected duration thereof, and its anticipated effect on the ability of such party to perform its obligations hereunder and (ii) make reasonable efforts to remedy any such event of force majeure.

11.     LIMITED WARRANTY
        ----------------

Datatec warrants to NTN that for a period of one (1) year after each Installation Completion Date, hereafter defined, the materials supplied by Datatec in connection with the installation of any Equipment pursuant to this Agreement (hereafter, the "Installation Services") shall be free from defects in material and workmanship. For purposes hereof, the "Installation Completion Date" means the date of completion of installation of Equipment at a Site. Datatec will notify NTN of the date of completion of each Site in accordance with the operating procedures to be developed by the parties pursuant to Section 2 (d). Datatec further warrants to NTN that all Services performed by Datatec hereunder shall be completed in a good and workmanlike manner and according to standards generally accepted in the industry. Datatec's sole obligation under such warranties shall be to repair or replace (at the option of Datatec) such defective materials and/or workmanship or to make such changes and corrections with respect to such Services as may be required to cause the same substantially to conform to the foregoing warranties; provided, however, that such warranties shall be void and of no effect if the Equipment which is the subject of any Services performed by Datatec has been abused, or used, altered, or operated in any manner or in any environment not consistent with the intended purpose, or modified or repaired in any manner not in accordance with common industry practices. THE WARRANTIES AND REMEDIES SET FORTH IN THIS SECTION 11 CONSTITUTE THE ONLY WARRANTIES WITH RESPECT TO ANY SERVICES PERFORMED OR GOODS PROVIDED BY DATATEC, AND THE EXCLUSIVE REMEDIES IF SUCH WARRANTIES ARE BREACHED; AND SUCH WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, EVEN IF DATATEC HAS BEEN ADVISED AS TO THE POSSIBILITY OF SUCH DAMAGES.

12.     EQUITABLE RELIEF
        ----------------
Datatec acknowledges and agrees that NYN will have no adequate remedy at law if Datatec fails or otherwise determines not to provide Services in accordance with this Agreement. NTN may therefore pursue equitable remedies, including specific performance of this Agreement or preliminary or permanent injunctions against any such breach of the Agreement without resort to arbitration. For this purpose, Datatec hereby consents to be subject to the jurisdiction of the Superior Court of the State of California for San Diego County.

13.  DISPUTE RESOLUTION PROCEDURE
     ----------------------------

 (a) Except as otherwise provided in Section 12 hereof, this section governs any dispute, disagreement, claim, or controversy between the parties arising out of or relating to this agreement or its breach (the "Disputed Matter"). All Disputed Matters shall be submitted to the following dispute resolution process:

     (i) Internal Mediation. Each party shall select, from time to time, a senior executive to act as its mediator in connection with a Disputed Matter. Each Disputed Matter shall be referred jointly to such senior executives. If such executives do not agree upon a decision within five (5) days after referral of the matter to them, the parties shall proceed to the next stage of the dispute resolution procedure.

     (ii) Outside Mediation. Either party may, upon written notice and within five (5) days after the conclusion of internal mediation, elect to utilize a non-binding resolution procedure whereby each presents its case at a hearing before a panel consisting of a senior executive of each of the parties and a mutually acceptable neutral adviser. The hearing will occur no more than ten (10) days after the party serves written notice to use outside mediation. Each party may be represented at the hearing by attorneys. If the matter cannot be resolved at such hearing by the senior executives, the neutral adviser may be asked to assist the senior executives in evaluating the strengths and weaknesses of each party's position on the merits of the disputed matter. Thereafter, the senior executives shall meet and try again to resolve the matter. If the matter cannot be resolved at such meeting, the parties' only recourse is binding arbitration as provided for in this Section and the outside mediation proceedings will have been without prejudice to the legal position of either party. No arbitration may commence concerning the Disputed Matter until fifteen (15) days have elapsed from the first day of the hearing. The parties shall each bear their respective costs incurred in connection with this procedure, except that they shall share equally the fees and expenses of the neutral adviser and the costs of the facility for the hearing. Both parties agree to use their best efforts to mutually agree on the use of a facility for which no charge will be made. Notwithstanding the foregoing, if the Disputed Matter concerns, in whole or in part, non-payment by NTN of amounts claimed to be owed to Datatec, the Disputed Matter, may, at Datatec's election, be immediately submitted to arbitration as provided below.

     (iii) Arbitration. If the Disputed Matter is not submitted to outside mediation or, if submitted, cannot be resolved pursuant to outside mediation, then either party may within ten (10) days after the completion of inside or outside mediation, as appropriate, upon written notice, submit the Disputed Matter to formal binding arbitration in accordance with the arbitration provisions set forth in Section 14 hereof.

 (b) Pending the resolution of any Disputed Matter under Subsections 13 (a)(i) or (ii) above or pursuant to Section 14 below, both Datatec and NTN shall continue their performance under this Agreement, including but not limited to the payment of all sums which are due or which become due during the dispute resolution process.

     Except as otherwise expressly provided in Section 12 of this Agreement, neither party will institute any action or proceeding against the other party in any court concerning any Disputed Matter other than the entry of judgment upon an award rendered by the arbitrators pursuant to this Section.

14.  ARBITRATION PROVISIONS
     ----------------------

 (a) Any dispute between the parties shall be settled by final and binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbritration Association (the "AAA"); provided, however, that if such rules are inconsistent with any provision of this Agreement, this Agreement shall control.

(b) Any such arbitration shall be conducted in the City of Chicago, Illinois at a place and time mutually agreed upon by the parties or, failing mutual agreement, selected by the arbitrator.

(c) Any arbitration shall be conducted before a single arbitrator who shall be compensated for his or her services at a rate to be determined by the AAA, in the event the parties are not able to agree upon his or her rate of compensation, but based upon hourly or daily consulting rates for the neutral arbitrator reasonably consistent with such arbitrator's normal charges or fees charged by similarly experienced and qualified arbitrators. Within five (5) days of notice by a party seeking arbitration under this provision, the parties shall appoint the arbitrator. The arbitrator must be employed by the communications industry with a minimum of five (5) years experience in communications equipment installation and maintenance. In the event the parties cannot agree on the selection of an arbitrator within the stated time period, the AAA rules for the selection of an arbitrator shall be followed, provided that the selection is from among persons who meet the above-stated requirements.

(d) Each party shall bear its own costs and expenses of arbitration including, but not limited to, filing fees and attorney's fees, and each party hereby agrees to pay one-half (1/2) of the administrative fees of the AAA and of the compensation to be paid to the arbitrator in any such arbitration and one-half (1/2) of the costs of transcripts and other expenses of the arbitration proceedings, subject, however, to allocation of costs and expenses (including attorneys' fees) by the arbitrator consistent with the award.

(e) The parties agree to make available to the arbitrator all nonprivileged books, records, schedules and other information reasonably requested by them. Such matters are to be made available to the arbitrator at such times as are deemed necessary by the arbitrator to make a decision as herein provided.

(f) The arbitrator may conduct any pre-trial proceedings by telephonic conference call rather than by a face-to-face meeting.

(g) The arbitrator shall, prior to rendering a decision on the arbitration matter, afford each of the parties an opportunity, both orally and in writing, to present any relevant evidence (the formal rules of evidence applicable to judicial proceedings shall not apply) and to express, orally and/or in writing that party's point of view and arguments as to the proper determination of the arbitration matter; provided, however, that either party submitting written material shall be required to deliver a copy of such written material to the other party concurrently with the delivery thereof to the arbitrator and such other party shall have the opportunity to submit a written reply, a copy of such shall also be delivered to the other party concurrently with the delivery thereof to the arbitrator. Oral argument shall take place only at a hearing before the arbitrator at which all parties are afforded a reasonable opportunity to be present and be heard.

(h) In the event of a willful and unjustified default by any of the parties hereto in appearing before the arbitrator(s) after due written notice shall have been given, the arbitrator is hereby authorized to render a decision upon the testimony of the party appearing before the arbitrator. A party asserting that its failure to appear was justified must prove such justification by clear and convincing evidence.

(i) The arbitrator shall make a decision and award resolving the dispute within thirty (30) days after the selection of the arbitrator; and within fifteen (15) days of the last hearing held concerning such dispute(s).

(j) Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

(k) Within thirty (30) days after the arbitrator makes his or her decision and award, the arbitrator shall render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision and award rendered and deliver such documents to each party to this Agreement along with a signed copy of the award.

(i) The arbitrator chosen in accordance with these provisions shall not have the power to alter, limit, expand, amend or otherwise affect the terms of this Agreement or these arbitration provisions, and any award is subject to the Limitation of Liability and Consequential Damages and Limited Warranty provisions contained in Sections 10 and 11 hereof.

15.     AMENDMENTS AND SEVERABILITY
        ---------------------------

This Agreement may not be amended or modified, nor may any right hereunder be waived except by a written agreement signed by the party against which the same is sought to be enforced. This Agreement will not be amended or modified by the terms of any purchase order or acknowledgment, which will be considered solely for convenience of NTN regardless of whether Datatec may have accepted or signed the same. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of the Agreement in any other jurisdiction.

16.     NOTICES
        -------

Any notice, request, demand or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been be properly given (i) if personally delivered, on the delivery date; (ii) three (3) days after deposit in the mails if mailed by certified or registered air mail, return receipt requested and postage prepaid; or (iii) if sent by facsimile, on the date of receipt as evidenced by the facsimile confirmation report (provided, however, that in the event of a notification of breach, the notice shall also be mailed in the manner provided in (i) or (ii) above), in each case addressed or transmitted as set forth on the signature page of this Agreement or to such other address or facsimile number as from time to time may be given in the manner permitted above.

17.     AUTHORITY
        ---------

        Each party warrants and represents that it has the power to enter into this Agreement and perform in accordance with the provisions hereof and that the execution and performance of the Agreement has been duly and validly authorized in accordance with all applicable laws and governing instruments.

18.     GENERAL
        -------

        This Agreement, together with any addendum hereto and the attached Schedule (i) constitute the entire Agreement between the parties and supersedes and replaces all prior agreements and representations with respect to the subject matter thereof, (ii) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, (ii) shall not confer any rights or remedies upon any person or entity not a party hereto. In any action or proceeding to enforce its rights under this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees and costs.


19.     WAIVER
        ------

        No waiver of any breach of any of the provisions of the Agreement shall be construed to be a waiver of any succeeding breach of the same or any other provision.

20.     GOVERNING LAW
        -------------

        This Agreement shall be construed and governed in accordance with the laws of the State of California without regard to principles of conflict of laws.

     21. COUNTERPARTS: SIGNATURES
         ------------------------

        This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute on and the same agreement. Facsimile signatures of the parties may be used in connection with the execution or any amendment of this Agreement, but each party executing this Agreement or any such amendment pursuant to a facsimile signature shall promptly provide the appropriate signature page containing such party's original signature to the other party.

     IN WITNESS WHEREOF, the parties have caused their authorized representative to execute this Agreement as of the date first above written.


     ACCEPTED BY DATATEC SYSTEMS, INC:     ACCEPTED BY CUSTOMER:

     DATATEC SYSTEMS, INC.                 NTN COMMUNICATIONS, INC.
     20C Commerce Blvd.                    The Campus, 5966 La Place Court
     Totowa, NJ 07512                      Carlsbad, CA 92008
     (Facsimile (973-575-9599)(Att'n       (Facsimile (760) 929-5293)(Att'n:
     Ray Koch and Jim Cummiskey)           Geoff Labat and Kevin Loughran, Esq.)

     By: /s/ James J. Cummiskey            By: /s/ Geoffrey P. Labat
         ----------------------                ----------------------
          (Authorized Officer)                  (Authorized Officer)

     James J. Cummiskey, Vice President        Geoffrey P. Labat
     ----------------------------------    --------------------------
            (Name and Title)                      (Name and Title)

              3/30/98                               3/30/98
     --------------------------            --------------------------
               (Date)                                (Date)

     03/30/98 3:43 PM
     Document #: 36870

                           WORK ASSIGNMENT SCHEDULE
                           ------------------------

     This Work Assignment Schedule is entered into by and between Datatec Systems, Inc. ("Datatec") and NTN Communications ("Customer") pursuant to that certain Installation and Support Services Agreement between Datatec and Customer (the "Agreement"), and relates to certain Installation and Support Services (as defined in the Agreement), which Customer desires Datatec to perform under the terms and conditions set forth herein and in the Agreement. The following Installation and Support Services are the subject of this Work Assignment
Schedule:

Description of Services:                   NTN Install and Support

Project Pricing
---------------

Installation Services (49 MHz.)                $884.00/Site
                          (900 MHz.)             $723.00/Site

Support Services (24-48 hour response)         $27.88/Site/Month

De-installation Services                       $380.00/Each


A. Description of Installation Services and Procedures
------------------------------------------------------

     NTN Installation Coordinator contacts Datatec Call Center ("DCC") providing:

         Account name
         Address
         Phone number
         Contact
         Completed Site Survey
         Shipping delivery timeline
         Work schedule considerations (hours of operation/property availability considerations)

     DCC advises NTN of scheduled installation date

  NTN deploys system to new subsriber to arrive no later than 1 working day prior to the scheduled installation date.

     Datatec verifies system delivery

     Datatec Installation Services include:

     (49 MHz.)

NTN Network Service Contract


    Assemble, secure and align satellite dish
    Run cable from dish to IDR card
    Test satellite signal
    Placement of dedicated PC
    Position and mount antennas for RF delivery system in accordance with recommended procedures
    Run cable to/from basestation to said antennas
    Run video feed to insertion point of existing distribution system. Using provided modulator, select unused channel.
    Verify that entire video distribution system is fully functional after insertion, amplifying or attenuating feeds as needed.
    Link modem to customer provided phone jack
    Test modem functions
    Completion of check-list/sign-off form
    Insure facility is left in clean condition
    Playmaker charging tray(s) and charger(s)

    (900 MHz.)
    Same as above without the need to run cable or mount antennas for the RF delivery system.

    Datatec will provide the following:

          (6) 8x8x16 concrete blocks for dish ballast
          RG6 cabling
          RG6 Connectors
          Tie Wraps
          All Needed Tools

    Datatec will perform installation services within 14 calendar days after notification.

    Installation fees include all project management fees.

B.  Description of De-installation Services and Procedures
----------------------------------------------------------

    NTN notifies the DCC providing:
Account name
Address
Phone Number
Contact
List of equipment to be returned (including # of Playmakers)
Copy of UCC-1 form
Special circumstances (i.e. short notice because going out of business)
    The Datatec technician contacts subscriber to arrange equipment removal. Datatec dispatches technician to remove system within 30 days of notification.
    Equipment removal includes:
  All visible internal NTN related cabling
  Basestation antennas
  Computer
  Modulator (if provided)
  Charging tray(s)
                                       2

NTN Network Service Contract

 Charger(s)
 Playmakers Satellite dish
 All visible external cabling
  The Datatec technician will notify the NTN Call Center of job completion, and collect RMA information. During call, Datatec technician will inform NTN of any discrepancy between the actual number of Playmakers collected and NTN records.
   At the completion of the de-installation, Datatec packages and returns system components via preferred carrier per RMA protocol, including:
Computer
Basestation antennas
Modulator (if provided)
Charging tray(s)
Charger(s)
Playmakers
           LNB from satellite dish (Datatec to dispose of remaining assembly)

          NTN will incur all freight costs directly from their preferred carrier. Datatec will ship and track all product returned to NTN.

C.  Description Of Support Services And Procedures
--------------------------------------------------

All calls will initially go to the NTN Call Center. The NTN call center will then contact a single designated dispatcher within Datatec and shall provide the following:
Account information
Nature of problem
Description of parts shipped (if any) and ETA of such shipment
Tracking data (if any)
RMA data (if any)
       Datatec confirms shipment of party before going to site.
 Datatec dispatches technician by next day in 60% of the cases and within two days in 100% of the cases, excepting shipping delays
 Datatec technician contacts NTN Call Center upon completion of repair for additional testing, documentation, verification and release. In the event that wait times exceed 15 minutes, the Datatec technician will leave a voice mail message. This will then serve as the release
 NTN closes open ticket
          Datatec technician returns and tracks all RMA components to NTN via preferred carrier per RMA protocol to NTN facility in Carlsbad, CA. NTN will incur all freight costs directly from its preferred carrier

NTN Network Service Contract


      Support services include maintenance and replacement of the following components/systems:
     CPU
     Hard Disk
     Keyboard
     NTSC video board
     IDR
     RF basestation
     Modem
     Modem interface to customer provided wall jack
     RG6 cabling and connectors
     Satellite dish
     RF delivery system including antennas
     Video interface to existing distribution system
     Modulator (if provided by NTN)
          Charging system

     Support services include all project management fees.

D. Required Field Personnel Equipment
   ----------------------------------

   External IDR (Wavefore 800-473-3332)

   Radio Shack audio amplifier (part #277-1008) and interface cable (dish alignment)

   Compass and inclinometer

   Ladder(s)

   RG6 crimper, wire stripper, wire cutter

   RG6 connectors: F, F-RCA, F-BNC, F-UHF

   Bulk RG6 cable (1000 ft)

   Drill and assorted bits

   Single line phone

   Portable color monitor with RF and video inputs

   Phillips and flathead screwdrivers

   Ratchet with 10 mm and 13 mm deep sockets (sat dish assembly)

   Tape fish & push poles for cable runs

   (6) 8x8x16 concrete blocks for dish ballast

   Voltmeter

   50 and 100 ft extension cords

NTN Network Service Contract


   IBM compatible computer keyboard with PS2 adapter

   Basestation antenna and interface cable (NTN provided)

E. Labor
   -----

     Items not covered in the above scope of work

- Straight Time                                                     $80.00/hr.
- Monday through Friday, first 8 hours of each day

- Over Time                                                         $120.00/hr.
- Monday through Friday, after first 8 hours of each day
- Saturday, first 8 hours

- Double Time                                                       $125.00/hr.
- Monday through Friday, after first 16 hours
- Saturday, after first 8 hours or Sundays or Holidays

- Travel Time (+50 Miles from Office)                               $80.00/hr.
- Sunday through Saturday, all day

Expenses

Per Diem (+50 Miles from Office)                                    $52.00/day
Van                                                                 Included
Other Expenses As Needed                                            Cost x 1.2
     Rental Car
     Airfare
     Lift Rental
     Tool Rental
     Special Shipping
     Hotel
Materials (Outside of Scope)                                        Current List

Other Contract Assumptions

The terms of this contract are only valid with a package of items A, B and C in the defined scope of work.

Datatec's furnishing of a call center is contingent upon NTN agreeing to utilizing Datatec exclusively for items A-C in enclosed scope of work description.

Expenses are incurred when the site is more than 50 miles from a Datatec office when T, M and E is applicable (work not covered under items A-C).

All Project Management fees are included in hourly rate.

All installation, deinstallation and support prices (items A-C) will incur an upward adjustment of 3% on March 1, 1999 and 3% on March 1, 2000

NTN Network Service Contract

 ACCEPTED BY DATATEC:                      ACCEPTED BY CUSTOMER:

-----------------------------------       -----------------------------------
 DATATEC INDUSTRIES, INC.                  NTN Communications, Inc.
 20C Commerce Way                          The Campus
 Totowa, New Jersey 07512                  5966 La Place Court
                                           Carlsbad, CA 92008

-----------------------------------       -----------------------------------
 By:                                       By:

 X /s/ James J. Cummiskey                  X /s/ Geoffrey D. Labat
-----------------------------------       -----------------------------------

-----------------------------------       -----------------------------------
     (Authorized Officer)                       (Authorized Officer)
-----------------------------------       -----------------------------------

-----------------------------------       -----------------------------------
 (Print)                                   (Print)
 (Name and Title)                          (Name and Title)
 James J. Cummiskey, Vice President        Geoffrey D. Labat
-----------------------------------       -----------------------------------

-----------------------------------       -----------------------------------
 Date:                                     Date:
    3/30/98                                   3/30/98
-----------------------------------       -----------------------------------